                                   EXHIBIT 99

                   Codorus Valley Bancorp, Inc. Press Release
                              Dated July 15, 2005

                  PRESS RELEASE--CODORUS VALLEY BANCORP, INC.

                           CASH DIVIDEND DECLARATION
                            AND FINANCIAL HIGHLIGHTS


On July 12, 2005, the Board of Directors of Codorus Valley Bancorp, Inc. (Nasdaq: CVLY) declared a regular quarterly cash dividend of $.125 (12.5 cents) per share, payable on or before August 9, 2005, to shareholders of record July 26, 2005. This follows a $.119 per share cash dividend paid in May and February, as adjusted for the 5 percent common stock dividend distributed in June of this year.

Codorus Valley earned $1,085,000 or $0.34 per diluted share for the second quarter of 2005, compared to $811,000 or $0.25 per diluted share for the same quarter of 2004. The $274,000 or 34 percent increase in quarter-to-quarter net income resulted from the same factors discussed in the year-to-date earnings that follows. Codorus Valley earned $2,313,000 or $0.72 per diluted share for the first six months of 2005, compared to $1,730,000 or $0.54 per diluted share for the same period in 2004. The $583,000 or 34 percent increase in net income was the result of increases in net interest income and noninterest income, which more than offset increases in noninterest expense and loan loss provision. The $1,248,000 or 19 percent increase in net interest income was attributable to an increase in interest income from a larger volume of business and consumer loans and loan fees. The $268,000 or 12 percent increase in noninterest income was attributable to a larger volume of fees and commissions resulting from business growth. The $560,000 or 9 percent increase in noninterest expense was attributable to increases in personnel and occupancy expenses associated with corporate expansion and normal business growth. Codorus Valley's banking subsidiary, PeoplesBank, opened three full service financial centers since October 2004. The $200,000 or 114 percent increase in the loan loss provision was based on management's assessment of overall credit quality and uncontrollable macro-economic factors such as rising energy costs and market interest rates.

Total assets were $437 million on June 30, 2005, an increase of approximately 46 million or 12 percent above June 30, 2004. Asset growth occurred primarily in business and consumer loans, which were funded by core deposits and long-term borrowings. Additional financial information is provided in the financial highlights section of this Press Release.

Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley operates primarily through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers throughout York County, PA. It also offers mortgage banking, investment, insurance, trust and real estate settlement services. Additional information is available on the bank's website--www.peoplesbanknet.com.

Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates" or similar expressions occur in this Press Release, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release.

Questions or comments regarding this Press Release should be directed to Larry
J. Miller, President & CEO, Codorus Valley Bancorp, Inc. by telephone at 717-747-1500 or 800-646-1970; or by e-mail at lmiller@peoplesbanknet.com.


July 15, 2005
York, Pennsylvania





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
                          CODORUS VALLEY BANCORP, INC.
                              Financial Highlights

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (in thousands of dollars, except per share data)

                                                   Three months ended       Six months ended
                                                        June 30,                 June 30,
                                                   2005           2004       2005       2004
                                                  ------         ------     ------     ------
Net interest income                               $3,870         $3,309     $7,843     $6,595
Provision for loan losses                            175            125        375        175
Noninterest income                                 1,278            968      2,377      1,983
(Loss) gain on sale of securities                    (86)             0        (86)         7
Gain on sale of mortgages                             76             80        142        175
Noninterest expense                                3,530          3,144      6,811      6,251
Federal income tax                                   348            277        777        604
                                                  ------         ------     ------     ------
Net income                                        $1,085           $811     $2,313     $1,730
                                                  ======         ======     ======     ======
Net income per share (diluted)                     $0.34          $0.25      $0.72      $0.54
Cash dividends per share                          $0.119         $0.113     $0.238     $0.226

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
                (in thousands of dollars, except per share data)

                                                                     June 30,
                                                               2005            2004
                                                             ---------      ---------
Cash & short term investments                                  $19,140        $16,980
Investment securities                                           72,819         72,291
Loans                                                          320,598        277,556
Allowance for loan losses                                       (2,207)        (1,717)
Other assets                                                    26,849         26,394
                                                             ---------      ---------
  Total assets                                                $437,199       $391,504
                                                             =========      =========
Deposits                                                      $357,157       $330,643
Borrowed funds                                                  39,482         23,999
Other liabilities                                                2,923          2,632
Stockholders' equity                                            37,637         34,230
                                                             ---------      ---------
  Total liabilities & stockholders' equity                    $437,199       $391,504
                                                             =========      =========
Shares outstanding                                           3,154,721      3,130,008
Book value per share                                            $11.93         $10.93
Market value per share                                          $17.60         $17.64
Return on average assets (ytd)                                    1.10%          0.91%
Return on average equity (ytd)                                   12.54%         10.05%
Capital leverage ratio                                            9.56%          8.85%
Nonperforming assets ratio                                        0.18%          0.91%

Note:  Shares outstanding and per share amounts were adjusted for stock dividends.







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